                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Dresser-Rand Group Inc. of our report dated May 12, 2005 relating to the consolidated financial statements and financial statement schedule of Dresser-Rand Group Inc. (Successor) and our report dated May 12, 2005 relating to the combined financial statements and financial statement schedule of Dresser-Rand Company (Predecessor), incorporated by reference in such Registration Statement from the Registration Statement on Form S-1 (File No. 333-124963).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Buffalo, New York
September 7, 2005